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                                                                   EXHIBIT 3.1



                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                             PENN-AKRON CORPORATION

                              A NEVADA CORPORATION

                    (AMENDED AND RESTATED AS OF JULY 5, 2000)


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                             PENN-AKRON CORPORATION
                              AMENDED AND RESTATED
                                     BYLAWS

                        ---------------------------------

                                    ARTICLE 1
                                  DEFINITIONS

         As used in these Bylaws, the terms set forth below shall have the meanings indicated as follows:

         "Articles of Incorporation" shall mean the Articles of Incorporation of the Corporation, as amended from time to time.

         "Board" shall mean the Board of Directors of the Corporation.

         "Committee" means any committee designated by the Board and composed of one or more of its members.

         "Corporation" shall mean Penn-Akron Corporation, a Nevada corporation.

         "Corporation Act" shall mean the Nevada Business Corporation Act, in Chapter 78, Title 7 of the Nevada Revised Statutes, as amended.

         "Executive Officer" shall mean the President, Chief Executive Officer, Treasurer/Chief Financial Officer, Secretary, Controller and such Senior Vice Presidents, Executive Vice Presidents and other Vice Presidents and other officers as may be identified by the Board from time to time by resolution of the Board.

         A pronoun or adjective in the masculine gender includes the feminine gender, and the singular includes the plural, unless the context clearly indicates otherwise.

                                    ARTICLE 2
                      GENERAL PROVISIONS REGARDING NOTICES

         Section 2.1. Selection of Method of Giving Notice; Delivery. Whenever any notice is required to be given under the provisions of the Corporation Act or of the Articles of Incorporation or of these Bylaws, whether required to be given to directors or stockholders or any other person, and the method of giving notice is not prescribed, or if alternate or multiple methods of giving notice are permitted and the ordering of such alternate or multiple methods of giving notice is not prescribed by the provisions of the Corporation Act, the Articles of Incorporation or these Bylaws, then notice may be given by such method or methods and in such order or orders as may be selected by the Corporation or as its officers or directors may establish, provided that:
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         (a)      Any notice required by the Corporation Act, the Articles of
Incorporation or these Bylaws shall be in writing unless oral notice is reasonable under the circumstances. Whenever, under the provisions of the Corporation Act, stockholders are required or authorized to take any action at a meeting, the notice of the meeting must be in writing and signed by such person or persons as the Bylaws prescribe or the directors, may designate.

         (b) If notice is not required to be in writing by the Corporation Act, the Articles of Incorporation or these Bylaws, notice may be communicated in person; by telephone, telegraph, teletype, facsimile transmission or other form of wire or wireless communication; or by mail or private carrier.

         (c) Written notice by the Corporation to any stockholder is effective when mailed to the stockholder at his address as it appears upon the records of the Corporation. The time of notice begins to run from the date upon which the notice is deposited in the mail for transmission to the stockholder.

         Section 2.2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the Corporation Act or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and in fact makes such objection.

                                    ARTICLE 3
                            MEETINGS OF STOCKHOLDERS

         Section 3.1. Place of Stockholder Meetings. All meetings of the stockholders for the election of Directors shall be held at such place as may be fixed from time to time by the Board of Directors either within or without the State of Nevada, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Nevada, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 3.2. Annual Meeting. The annual meeting of stockholders shall be held on such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such annual meeting, the stockholders shall elect members of the Board of Directors for a term of one year and transact such other business as may properly be brought before the meeting.

         Section 3.3. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the Corporation Act or by the Articles of Incorporation, may be called at any time by the President and shall be called by the President or Secretary at the request, in writing, of a majority of the members of the Board. So long as required by the Corporation Act, if the Corporation fails to elect directors within eighteen (18) months after the


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last required election of directors, the district court has jurisdiction in equity, upon application of any one or more stockholders holding stock entitling them to exercise at least fifteen (15) percent of the voting power, to order the election of directors in the manner required by the Corporation Act.

         Section 3.4. Notice of Annual and Special Meetings. Written notice of the place, date and hour of every annual or special meeting of the stockholders shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of such meeting by personal delivery to the stockholder of a copy of such notice or by mailing a copy of such notice addressed to the stockholder at his post office address as the same shall appear on the record of stockholders of the Corporation or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to him at some other address, then addressed to him at such other address. Notice of a meeting where stockholders are authorized or required to take any action shall state the purpose or purposes for which the meeting is called. Each notice of a special meeting of stockholders shall indicate that it has been issued by or at the direction of the person or persons calling the meeting. Notice shall be deemed given when deposited, postage prepaid, in a United States post office or official depository.

         Section 3.5. Waiver of Notice. Whenever notice of any annual or special meeting of stockholders is required, a written waiver of notice signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

         Section 3.6. Notice as Limitation on Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

         Section 3.7. Quorum and Voting Requirements. (a) Except where a separate vote by class or classes of stock is required by the Corporation Act, the Articles of Incorporation, or these Bylaws, the holders of at least a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise expressly may be required by the Corporation Act, the Articles of Incorporation or these Bylaws.

         (b) When a quorum is present at any meeting, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and voting shall decide any question properly brought before such meeting, unless the question is one upon which, by express provision of the Corporation Act or of the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         (c) Where a separate vote by a class or classes of stockholders is required, the holders of at least a majority of the shares issued and outstanding of such class or classes entitled to take action with respect to the vote on that matter, present in person or represented by proxy, shall constitute a quorum of such class and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting and voting shall be the act of


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such class unless the question is one upon which, by express provision of the
Corporation Act or of the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 3.8. Action in the Absence of a Quorum; Adjournment of Meetings. If a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, who are present in person or represented by proxy, shall have the power, by a majority of those shares which are cast on a motion to adjourn, to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present or represented. At any reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than forty-five (45) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 3.9. Voting Rights and Proxies. At any meeting of the stockholders of the Corporation any stockholder may designate another person or persons to act as a proxy or proxies. If any stockholder designates two or more persons to act as proxies, a majority of those persons present at the meeting, or, if only one is present, then that one has and may exercise all of the powers conferred by the stockholder upon all of the persons so designated unless the stockholder provides otherwise. No proxy is valid after the expiration of six
(6) months from the date of its creation, unless it is coupled with an interest, or unless the stockholder specifies in it the length of time for which it is to continue in force, which may not exceed seven (7) years from the date of its creation. Subject to these restrictions, any proxy properly created is not revoked and continues in full force and effect until another instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the Secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of stockholders and determine the validity of proxies and ballots. Neither treasury shares nor shares held by any other corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares then entitled to vote or for the purpose of establishing a quorum.

         Section 3.10. Shareholder Proposals. A shareholder may nominate directors only as provided in Section 4.15 hereof. A shareholder proposal may be brought before the annual meeting only if notice of such proposal is submitted to the Secretary of the Corporation within the time set out in Section 4.15 hereof for nominations of directors, which notice must provide a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, along with such additional information as the Corporation may be required under applicable securities law to include in its proxy statement or any other document, filing, form or schedule required by applicable securities law. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.


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                                    ARTICLE 4
                                   DIRECTORS

         Section 4.1. General Powers. All corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors.

         Section 4.2. Number, Qualifications and Term of Office.

         (a) The number of the directors of the Corporation shall be fixed from time to time by the Board pursuant to these Bylaws and the Articles of Incorporation; provided, however that the number of directors fixed pursuant to these Bylaws and the Articles of Incorporation shall not be less than one (1) or more than nine (9).

         (b) The term of service of each Director shall be for at least one year or until the Company's next annual meeting. In the event that an annual meeting of shareholders is not held on an annual basis, then each director shall continue to serve in their capacity and discharge their duties until a successor has been elected.

         Section 4.3. Vacancies; How Filled. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and the director or directors so chosen shall hold office for the remainder of the full term in which the new directorship was created or the vacancy occurred and until their successors have been duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by the Corporation Act, the Articles of Incorporation and these Bylaws.

         Section 4.4. Meeting Place. The Board of the Corporation may hold meetings, both regular and special, either within or without the State of Nevada.

         Section 4.5. Regular Meetings. A regular annual meeting of the Board shall be held at the offices of the Corporation the business day after the annual meeting of stockholders, if such annual meeting of stockholders is held in Nevada, and the business day after the annual meeting at the same place as the annual meeting of stockholders, if such annual meeting of stockholders is to be held outside of Nevada, provided that, in either case, if no such Board or annual meeting of stockholders is held or upon other notice, the annual meeting of the Board may be held at such time and place as shall be specified as provided for with respect to Special Meetings of the Board or, subject to
Section 4.7 below, as shall be specified in a written waiver signed by all directors. Other regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 4.6. Special Meetings. Special meetings of the Board may be called by the President on not less than two (2) days' notice to each director. Such notice shall be delivered by mail, telegram, telex, facsimile transmission or other form of wire or wireless communication, commercial courier service, or personal service. Special meetings shall be called by the President or Secretary in like manner with ten (10) days' notice to each director on the written request of at least two (2) directors unless the Board consists of only one (1) director, in which case special meetings shall be called by the


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President or Secretary in like manner and on like notice on the written request of the sole director. Such notice shall state the time, date and place of such meeting, but need not describe the purpose of the meeting. Any such meeting shall be held at the time and place stated in the notice of the meeting.

         Section 4.7. Notice and Waiver of Notice. If notice to a director is given by mail, the notice shall be directed to him at the address designated by him for that purpose, or, if none is designated, at his last known address, and shall be deemed given when deposited, postage or costs prepaid, in a post office or official depository of any nation or with any nationally recognized overnight courier service. If notice to a director is given by telegram, telex, or facsimile transmission, it shall be directed to his last known address. In the case of notice by telegram or telex, notice shall be deemed given when received by the communications carrier; notice by facsimile transmission shall be deemed given when transmitted. A written waiver of notice signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

         Section 4.8. Quorum. At all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by the Corporation Act or by the Articles of Incorporation. Any regular or special meeting of the Board at which a quorum is not present may be adjourned from time to time to some other place or time or both by a majority of the directors present, without any new notice other than announcement at the adjourned meeting.

         Section 4.9. Action Without Formal Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any Committee may be taken without a meeting, if all members of the Board or the applicable Committee, as the case may be, consent thereto in a signed writing.

         Section 4.10. Conference Call Meetings. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board or of any Committee may participate in a meeting of the Board or of any Committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

         Section 4.11. Board Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board may appoint the Chairman of any Committee


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who shall be a member of such committee and shall preside at the meeting of the
Committee for which such person is appointed Chairman. The Board may fill any vacancy in any Committee and may designate one or more directors as alternate members of any Committee who may replace any absent or disqualified member at any meeting of the Committee.

         Any Committee, to the extent provided by resolution of the Board and to the extent permitted by law, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require such seal; but no Committee shall have the power or authority to (i) amend the Articles of Incorporation, (ii) adopt an agreement of merger or consolidation, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets,
(iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or (v) amend the Bylaws of the Corporation. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board and shall serve at the pleasure of the Board. Except as otherwise provided in these Bylaws or the Board resolution establishing a Committee, each Committee shall adopt its own rules of procedure.

         Section 4.12. Committee Minutes and Reports. Each Committee shall keep regular minutes of its meetings and report the same to the Board when required.

         Section 4.13. Compensation. Unless otherwise restricted by the Articles of Incorporation, directors shall have the authority to fix compensation for services to the Corporation in their capacities as directors and for attendance at regular or special meetings of the Board and of any special or standing committees thereof as, from time to time, may be determined by resolution of the Board. The directors also may be paid their expenses, if any, of attendance at regular or special meeting of the Board and of any special or standing committees thereof as, from time to time, may be determined by resolution of the Board. No such payment or payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 4.14. Removal. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any director may be removed from office with or without cause by the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote, voting together as a single class.

         Section 4.15. Nominations and Notification of Nominations for Directors. Nominations for election to the Board may be made by the Board, any nominating committee thereof or by any holder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors may nominate a person or persons for election as a director only if written notice of such shareholder's intention to make any such nomination is given either by personal delivery or mailed by the United States Mail, postage prepaid, certified and return receipt requested, to the Secretary of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such


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anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

         The notification shall be signed by the nominating shareholder and shall include or be accompanied by a signed written consent of each person to be named as a nominee for election as a director. Purported nominations not made in compliance with these procedures may be disregarded by the chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The Board may also refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

                                    ARTICLE 5
                                    OFFICERS

         Section 5.1. Generally. The Board shall by majority vote from time to time elect or appoint such officers as it shall deem necessary or appropriate to the management and operation of the Corporation, which officers shall hold their offices for such terms as shall be determined by the Board and shall exercise such powers and perform such duties as are specified in these Bylaws or in a resolution of the Board. Except as specifically otherwise provided in resolutions of the Board, the following requirements shall apply to election or appointment of officers:

         (a) The Corporation shall have, at a minimum, a President, a Secretary and a Treasurer/Chief Financial Officer. The Board of Directors may elect one or more additional officers if it so chooses.

         (b) Except as otherwise provided in this Article, all officers of the Corporation shall serve at the pleasure of the Board, and in the absence of specification otherwise in a resolution of the Board or an employment contract with such officer with a specified term authorized and approved by the Board, each officer shall be elected to serve until the next succeeding annual meeting of the Board and the election and qualification of his successor, subject to his earlier death, resignation or removal.


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         (c)      Any person may hold two or more offices simultaneously, and no officer need be a stockholder of the Corporation.

         (d) Except as otherwise provided in this Article, any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board.

         Section 5.2. Compensation. The salaries of the officers shall be fixed by the Board or one or more of its designees.

         Section 5.3. Vacancies. A vacancy in any office, because of resignation, removal or death may be filled by the Board for the unexpired portion of the term.

         Section 5.4. Election. Except as may be provided pursuant to the provisions of Section 5.1, including the right of the Corporation to enter into employment contracts whose length is greater than one year, the Board at its first meeting after each annual meeting of stockholders shall elect or ratify the reappointment of a President, a Secretary and a Treasurer/Chief Financial Officer. The Board may, form time to time, by resolution, elect one or more Vice Presidents, assistant secretaries and assistant treasurers and appoint agents of the Corporation, prescribe their duties and fix their compensation.

         Section 5.5. President. The President shall be the Chief Executive Officer in charge of the general supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board. He shall, if present, preside at all meetings of shareholders and of the Board. He shall see that all orders and resolutions of the Board are carried into effect, and shall from time to time report to the Board all matters within his knowledge which the interests of the corporation may require to be brought to the notice of the Board. He may sign with the Secretary, the Treasurer, or any other proper officer of the company thereunto authorized by the Board, certificates for shares in the Corporation. He may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts, or other instruments either when specially authorized by the Board or when required or deemed necessary or advisable by him in the ordinary conduct of the Corporation's normal business, except in cases where the signing and execution thereof shall be expressly delegated by these Bylaws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed by some other officer or affixed to any instrument requiring the same; and, in general, perform all duties as from time to time may be assigned to him by the Board. In case the President for any reason shall be unable to attend to any of his duties, such duties may be performed by a Vice President of the Corporation.

         Section 5.6. Vice Presidents. The Vice Presidents shall perform such duties as are conferred upon them by these Bylaws or as may from time to time be assigned to them by the Board or the President. At the request of the President (or in his or her absence or disability, the Vice President designated by the Board) a Vice President shall perform all the powers of the President. The authority of Vice Presidents to sign in the name of the Corporation all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments, shall coordinate with like authority of the President.


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         Section 5.7. Treasurer/Chief Financial Officer. The Treasurer/Chief
Financial Officer shall:

          (a) Have charge and custody of, and be responsible for, all funds, securities, notes, contracts, deeds, documents, and all other indicia of title in the Corporation and valuable effects of the Corporation; receive and give receipts for moneys due and payable to the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by or pursuant to the directions of the Board; cause such funds to be discharged by checks or drafts on the authorized depositories of the Corporation, signed as the Board may require; and be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all moneys to be disbursed;

          (b) Have the right to require from time to time reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same;

         (c) Keep or cause to be kept at the principal office or such other office or offices of the Corporation as the Board shall from time to time designate correct records of the business and transactions of the Corporation and exhibit such records to any of the directors of the Corporation upon application at such office;

         (d) Have charge of the audit and statistical departments of the Corporation; render to the President or the Board whenever they shall require him so to do an account of the financial condition of the Corporation and of all his transactions as treasurer and as soon as practicable after the close of each fiscal year, make and submit to the Board a like report for such fiscal year; and

         (e) Exhibit at all reasonable times his cash books and other records to any of the directors of the Corporation upon application.

         Section 5.8. Secretary. The Secretary shall:

         (a) Keep the minutes of all meetings of the stockholders and of the Board in one or more books provided for that purpose;

         (b) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

         (c) Be custodian of the corporate records and, if one is provided, of the seal of the Corporation, and see that such seal is affixed to all certificates for shares prior to the issue thereof and to all other documents to which the seal is required to be affixed and the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws;

         (d) Have charge, directly or through such transfer agent or transfer agents and registrar or registrars as the Board shall appoint, of the issue, transfer and registration of


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certificates for shares in the Corporation and of the records thereof, such records to be kept in such manner as to show at anytime the number of shares in the Corporation issued and outstanding, the manner in which and time when such stock was paid for, the names and addresses of the holders of record thereof, the number of classes of shares held by each, and the time when each became such holder of record;

         (e) Exhibit at all reasonable times to any directors, upon application, the aforesaid records of the issue, transfer, and registration of such certificates;

         (f) Sign (or see that the treasurer or other proper officer of the Corporation thereunto authorized by the Board shall sign), with the President or Vice President, certificates for shares in the Corporation;

         (g) See that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed; and

         (h) In general, perform all duties incident to the office of Secretary.

         In the event the Board shall elect an assistant secretary, he shall perform such duties as are conferred upon him by the officers of the Corporation, or the Board, and in the absence or inability of the Secretary to act, shall perform all the duties of the Secretary and when so acting shall have all the powers of the Secretary.

                                    ARTICLE 6
                                 CAPITAL STOCK

         Section 6.1. Form, Certificates Representing Shares, Uncertificated Stock. The shares of stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares of stock represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such resolution by the Board, every holder of shares of the stock of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by: (1) the President, the Secretary, or a Vice President and (2) the Treasurer/Chief Financial Officer or an assistant treasurer or the Secretary or an assistant secretary of the Corporation, or such officer performing such duties, certifying the number of shares owned by such stockholder in the Corporation.

         Any or all of the signatures on the certificate may be facsimiles. In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         Section 6.2. Lost or Destroyed Certificates. The Board may direct the Corporation to issue a new certificate or certificates or uncertificated shares of stock in place of any certificate


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or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit or affirmation of that fact, in such manner as the Board may require, by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares of stock, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the Corporation with respect to or on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate, certificates or uncertificated shares.

         Section 6.3. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares of stock duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, including compliance with applicable securities law, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto (or record the shares of stock represented by such certificate as uncertificated shares), cancel the old certificate and record the transaction upon its books.

         Section 6.4. Fixing Record Dates. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than sixty (60) or less than ten (10) days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record for the adjourned meeting.

         (b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

         Section 6.5. Right to Recognize Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on the Corporation's books as the owner of shares of stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments to a person registered on its books as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Corporation Act.


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                                    ARTICLE 7
                               GENERAL PROVISIONS

         Section 7.1. Checks, Drafts and Notes. The President, Vice President, Treasurer/Chief Financial Officer or the Secretary or any officers designated by resolution of the Board shall sign all checks and drafts necessary to be drawn and may accept any drafts drawn upon the Corporation in due course of business. No check or draft shall be endorsed by the Corporation and no promissory note, bond, debenture or other evidence of indebtedness shall be made, signed, issued or endorsed by the Corporation unless signed by the President, the Vice President, the Treasurer/Chief Financial Officer or such other officer under powers given by a resolution of the Board, except that any officer may endorse for collection or deposit only, expressly stating the purpose of such endorsement, checks, drafts, promissory notes and other instruments to the order of the Corporation.

         Section 7.2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

         Section 7.3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced upon any document requiring such seal.


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                                    ARTICLE 8
                         INDEMNIFICATION AND INSURANCE

         Section 8.1. Contingent Right to Indemnification - Third Party Actions; Authority for Permissive Indemnification. (a) The Corporation may indemnify any person who was or is a party or is or was threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person (i) is or was a director, Executive Officer, employee or agent of the Corporation, or (ii) is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or by reason of any action alleged to have been taken or not taken by such director, Executive Officer, employee or agent while acting in any such capacity, against expenses (including attorneys' fees, costs and disbursements), judgment, fines, penalties and amounts paid in settlement (whether with or without court approval) actually and reasonably incurred by such director, Executive Officer, employee or agent in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any threatened or actual action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such director, Executive Officer, employee or agent did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) Notwithstanding anything to the contrary in the foregoing provisions of paragraph (a), the right of a person to indemnification pursuant to this Section against expenses incurred in connection with any action or suit commenced by such person shall not give rise to a right for the advance of such expenses, but such advance of expenses may be provided by the Corporation in any specific case as permitted by Section 8.5 of this Article.

         Section 8.2. Contingent Right to Indemnification - Actions By or In the Right of the Corporation; Authority for Permissive Indemnification. (a) The Corporation may indemnify any person, who was or is a party or is or was threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person (i) is or was a director, Executive Officer, employee or agent of the Corporation, or (ii) is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or by reason of any action alleged to have been taken or not taken by such director, Executive Officer, employee or agent while acting in any such capacity, against expenses (including, without limitation, attorneys' fees and disbursements) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation. The termination of any such threatened or actual action, suit or proceeding by judgment, order or settlement, shall not, of


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

itself, create a presumption that such director, Executive Officer, employee or agent did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation. Nevertheless, there shall be no indemnification with respect to expenses incurred in connection with any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty or duties to the Corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or Executive Officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         (b) Notwithstanding anything to the contrary in the foregoing provisions of paragraph (a), the right of a person to indemnification pursuant to this Section against expenses incurred in connection with any action or suit in the right of the Corporation commenced by such person shall not give rise to a right for the advance of such expenses, but such advance of expenses may be provided by the Corporation in any specific case as permitted by Section 8.5 of this Article.

         Section 8.3. Absolute Right to Indemnification. To the extent that a director, Executive Officer, employee or agent of the Corporation, or a director, Executive Officer, employee or agent of the Corporation serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation, shall have been successful, in any material respect, on the merits or otherwise, (i) in defending against any threatened or actual action, suit or proceeding to which he was a party, or (ii) in defending against any claim, issue or matter therein, then, regardless of whether such threatened or actual action, suit, proceeding, claim, issue or matter shall have been asserted by or in the name of the Corporation or a third party, he shall be indemnified by the Corporation against all expenses (including, without limitation, attorneys' fees and disbursements) actually and reasonably incurred by him in connection therewith.

         Section 8.4. Determination of Conduct. Any indemnification under this
Article VIII, unless ordered by a court, shall be made by the Corporation only as authorized in the specific cases upon a determination that indemnification is proper in the circumstances because the director, Executive Officer, employee or agent of the Corporation claiming indemnification has been successful, on the merits or otherwise, in any final adjudication in defending against any threatened or actual action, suit or proceeding or in defense of any claim, issue or matter therein or has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2, as the case may be. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding in respect of which indemnification is sought, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors of the Corporation so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Corporation.


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         Section 8.5. Advance for Expenses.

                  (a) Except as provided in Section 8.5(b), the Corporation, as authorized by the Board, may pay for or reimburse the expenses incurred by a director, Executive Officer, employee or agent of the Corporation, or a director, Executive Officer, employee or agent of the Corporation serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation, in defending a proceeding in advance of the final disposition of such proceeding if: (i) the person seeking an advance for expenses furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section 8.1 or Section 8.2, as the case may be, (ii) the person seeking an advance for expenses furnishes the Corporation a written undertaking executed personally or on his behalf to repay any advances if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 8.

                  (b) In the case of any proceeding involving a director or an Executive Officer of the Corporation, by reason of the fact that such Executive Officer or director was or is an officer or director of the Corporation or was serving as a director, or officer of another corporation, partnership, joint venture, trust or other enterprise at the Corporation's request, the Corporation, subject to the provisions of this section, shall advance promptly as incurred reasonable fees and disbursements of counsel for a director or Executive Officer for which the Corporation might have to indemnify such director or Executive Officer, provided (i) the director or Executive Officer shall otherwise comply with such other requirements of the Corporation Act or the Articles of Incorporation or these Bylaws as shall be reasonably requested by the Corporation, including the written affirmation and written undertaking referenced is Section 8.5(a)(i) & (ii) hereof, and (ii) the director or Executive Officer shall cause such counsel to cooperate fully in good faith with such requests as the Corporation or its counsel may reasonably make in order to endeavor to keep such legal fees and disbursements at the minimum level consistent with an adequate defense of the director or Executive Officer.

         Section 8.6. Indemnity Not Exclusive. The provision of indemnification to or the advancement of expenses to any person under this Article 8 or the entitlement for any reason to indemnification or the advancement of expenses under this Article 8 shall not be deemed exclusive of any other rights to which a director, Executive Officer, employee or agent of the Corporation seeking indemnification may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, except as provided in Section 8.11.

         Section 8.7. Accrual of Claims; Continuing Obligation. The indemnification provided or permitted under this Article 8 shall apply in respect of any expense, cost, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of this Article 8. Absent an express agreement between the Corporation and the indemnified or indemnifiable person to the contrary, the provision of indemnification to, or the advancement of expenses to, any person under this Article 8 or any successor provisions or the entitlement of any reason to indemnification or the advancement of expenses under this Article VIII shall continue as to a director, Executive Officer, employee or agent of the Corporation who has ceased to be a director, Executive


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Officer, employee or agent of the Corporation or engaged in any other enterprise at the request of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such director, officer, employee or agent.

         Section 8.8. Corporate Obligations; Successors. This Article 8 shall be deemed to create a binding obligation on the part of the Corporation to its current and former Executive Officers and directors and their heirs, distributees, executors, administrators and other legal representatives, and such persons in acting in such capacities shall be entitled to rely on the provisions of this Article VIII, without giving notice thereof to the Corporation.

         Section 8.9. Definitions of Certain Terms. For purposes of this Article 8, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, Executive Officer, fiduciary, employee or agent of the Corporation which imposes duties on, or involves services by, such director, Executive Officer, fiduciary, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted "in a manner not opposed to the best interest of the Corporation" as referred to in this Article 8.

         Section 8.10. Insurance. The Corporation shall have power to and may purchase and maintain insurance on behalf of any director, Executive Officer, employee or agent of the Corporation who is or was a director, Executive Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as a director, Executive Officer, employee or agent, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 8 or applicable law.

         Section 8.11. Certain Limitations. Unless ordered by a court or for the advancement of expenses under Section 8.5(b) hereof, indemnification may not be made to or on behalf of any director or Executive Officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                                    ARTICLE 9
                                   AMENDMENTS

         Section 9.1. Amendments Generally.

         (a) Except as otherwise provided in the Articles of Incorporation, or by applicable law, the Board, pursuant to the terms of this Article 9, may amend or repeal any provision of these Bylaws or adopt any new Bylaw.


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         (b)      The Corporation's stockholders, pursuant to the terms of this
Article 9, have the right, in accordance with the voting requirements set forth in this Article, to amend or repeal any provision of these Bylaws, or to adopt new Bylaw provisions, even though such provisions may also be adopted, amended or repealed by the Board.

         Section 9.2. Majority Vote Required for Amendment By Board. Pursuant to the Articles of Incorporation and subject to Section 9.3 hereof, the Board may adopt, amend, alter or repeal these Bylaws only by the vote of a majority of the entire Board.

         Section 9.3. Majority Vote Required for Amendment By Stockholders. Except as set may otherwise specifically be required by law, the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class shall be required for the stockholders to adopt, amend, alter or repeal any provision of the Bylaws. For the purpose of this section, "Voting Stock" shall mean: the outstanding shares of all classes and series of the Corporation entitled to vote generally in the election of directors of the Corporation.

                                   ARTICLE 10
                                    OFFICES

         Section 10.1. Principal Place of Business. The principal business office of the Corporation shall be located in Marietta, Georgia, or such other place as the Board of Directors may from time to time determine.

         Section 10.2. Registered Office. The address of the initial registered office of the Corporation shall be 3230 E. Flamingo Road, Suite 156, Las Vegas, Nevada 89121. The Corporation may change its registered agent or office at any time by resolution of its Board of Directors filed in accordance with the provisions of the Nevada Corporation Law.

         Section 10.3. Other Places of Business. The Corporation may also have offices at such other places, both within and without the State of Nevada, as the Board of Directors may from time to time determine or the business of the Corporation may require.



Effective: July 5, 2000


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